As filed with the Securities and Exchange Commission on September 9, 2026
Registration Nos. 333-161044, 333-163145, 333-181732,
333-193184, 333-197082, 333-201426, 333-202214

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NOS. 333-161044, 333-163145,
333–181732, 333-193184, 333-197082, 333-201426 AND 333-202214
UNDER THE SECURITIES ACT OF 1933

INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0034661 (I.R.S. Employer Identification Number)
2700 Coast Avenue Mountain View, California 94043 (650) 944-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
PayCycle, Inc. 1999 Equity Incentive Plan
Mint Software Inc. Third Amended and Restated 2006 Stock Plan
Demandforce, Inc. 2007 Equity Incentive Plan
Docstoc Inc. 2007 Stock Plan
Check Inc. Second Restated 2007 Stock Option Incentive Plan
Netgate Software Ltd. Israeli Sub-Plan to the Check Inc. Second Restated 2007 Stock Option Incentive Plan
Acrede Technology Group Holdings Limited 2014 Equity Incentive Plan
Porticor Ltd. 2015 Incentive Plan

(Full titles of the plans)

Tyler Cozzens
Executive Vice President, General Counsel and Corporate Secretary
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(650) 944-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Sean C. Feller Gibson, Dunn & Crutcher LLP 2029 Century Park East, Suite 4000 Los Angeles, California 90067-3026 (310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer □
Non-accelerated filer □	Smaller reporting company □
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE AND TERMINATION OF REGISTRATION

Intuit Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment (this “Amendment”) to each of the Registration Statements on Form S-8 identified in the table below (collectively, the “Prior Registration Statements”), each of which was filed with the U.S. Securities and Exchange Commission (the “SEC”) to register shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to awards outstanding under, and (in certain cases) shares reserved for issuance under, equity compensation plans (each, a “Plan”) assumed by the Registrant in connection with the acquisition of the issuer that originally adopted such Plan.
No awards remain outstanding under any of the Plans, no shares of Common Stock remain available for the grant of new awards under any of the Plans, and the Registrant has terminated, or no longer makes any offering of Common Stock under, each of the Plans.
Accordingly, in accordance with the undertakings contained in Item 9 of each of the Prior Registration Statements, the Registrant hereby amends each of the Prior Registration Statements to remove from registration, and to terminate all offerings of securities under, each of the Prior Registration Statements, and hereby deregisters all shares of Common Stock, and any and all plan interests, registered under each of the Prior Registration Statements that remain unsold or unissued as of the date hereof:

Registration No.	Plan(s)	Date Filed	Shares of Common Stock Registered (1)
333-161044	PayCycle, Inc. 1999 Equity Incentive Plan	August 5, 2009	178,564
333-163145	Mint Software Inc. Third Amended and Restated 2006 Stock Plan	November 17, 2009	371,886
333-181732	Demandforce, Inc. 2007 Equity Incentive Plan	May 29, 2012	858,287
333-193184	Docstoc Inc. 2007 Stock Plan	January 3, 2014	17,225
333-197082	Check Inc. Second Restated 2007 Stock Option Incentive Plan and Netgate Software Ltd. Israeli Sub-Plan to the Check Inc. Second Restated 2007 Stock Option Incentive Plan	June 27, 2014	369,730
333-201426	Acrede Technology Group Holdings Limited 2014 Equity Incentive Plan	January 9, 2015	18,004
333-202214	Porticor Ltd. 2015 Incentive Plan	February 20, 2015	6,511
(1) In each case, the number of shares shown is the aggregate number of shares of Common Stock registered on the applicable Prior Registration Statement, together with such additional shares as may be covered thereby pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
No securities are being registered by this Amendment, and no filing fee is payable in connection herewith. Pursuant to General Instruction E to Form S-8 and Rule 429 under the Securities Act, nothing in this Amendment shall be deemed to affect the registration of any shares of Common Stock under any other registration statement of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on September 9, 2026.

INTUIT INC.

By:	/s/ SANDEEP S. AUJLA
Sandeep S. Aujla
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sasan K. Goodarzi, Sandeep S. Aujla and Lauren D. Hotz, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ SASAN K. GOODARZI	Chairman and Chief Executive Officer	September 9, 2026
Sasan K. Goodarzi	(Principal Executive Officer)

/s/ SANDEEP S. AUJLA	Executive Vice President	September 9, 2026
Sandeep S. Aujla	and Chief Financial Officer
(Principal Financial Officer)

/s/ LAUREN D. HOTZ	Senior Vice President and	September 9, 2026
Lauren D. Hotz	Chief Accounting Officer
(Principal Accounting Officer)
/s/ EVE BURTON	Director	September 9, 2026
Eve Burton

/s/ SCOTT D. COOK	Director	September 9, 2026
Scott D. Cook

/s/ RICHARD L. DALZELL	Director	September 9, 2026
Richard L. Dalzell

/s/ ADENA T. FRIEDMAN	Director	September 9, 2026
Adena T. Friedman

/s/ DEBORAH LIU	Director	September 9, 2026
Deborah Liu

/s/ TEKEDRA MAWAKANA	Director	September 9, 2026
Tekedra Mawakana

/s/ WILLIAM R. MCDERMOTT	Director	September 9, 2026
William R. McDermott

/s/ FORREST NORROD	Director	September 9, 2026
Forrest Norrod

/s/ VASANT PRABHU	Director	September 9, 2026
Vasant Prabhu

/s/ THOMAS SZKUTAK	Director	September 9, 2026
Thomas Szkutak

/s/ RAUL VAZQUEZ	Director	September 9, 2026
Raul Vazquez

/s/ ERIC S. YUAN	Director	September 9, 2026
Eric S. Yuan